UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2009

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Description of Revolving Line of Credit with SunTrust Bank

On October 15, 2009, the Company entered into a $20.0 million revolving line of credit with SunTrust Bank. Borrowings under the facility may be used for general corporate purposes, acquisitions, purchases of the Company’s common stock, and purchases of the Company’s convertible notes. The facility expires and all amounts must be repaid on October 14, 2010. The Company’s ability to draw under the revolving facility is conditioned upon, among other things, (i) the size of the Company’s borrowing base, which is comprised of the Company’s accounts receivable in the United States and Canada and amounts the Company has on deposit with SunTrust Bank; (ii) the Company’s ability to make the representations and warranties contained in the loan documents on the date of such borrowing; and (iii) the absence of any default or event of default under its loan documents.

The Company’s obligations under the revolving facility are guaranteed by the Company’s direct and indirect wholly owned U.S. and Canadian operating subsidiaries, Cogent Communications, Inc. and Cogent Canada, Inc, and are secured by a lien on the accounts, general intangibles and certain other assets of the Company and its U.S. and Canadian operating subsidiaries. The revolving facility has a floating interest rate of one month LIBOR plus 2.5% per annum, subject to a minimum interest rate of 3%.

The revolving facility contains customary covenants, including, but not limited to, restrictions on the Company and its U.S. and Canadian operating subsidiaries’ ability to grant liens or security interests on assets subject to SunTrust’s security interest and pay dividends. The revolving facility requires the maintenance of a trailing four quarter ratio of the Company’s funded debt to adjusted EBITDA of less than 3.0:1.0 and a ratio of the Company’s adjusted EBITDA less dividends and capital expenditures to its debt constituting current maturities (excluding amounts due under this revolving credit facility) above 0.9:1 for the quarters ended September 30, 2009 and December 31, 2009 and 1.2:1.0 for the quarters thereafter.

The revolving facility provides that, upon the occurrence of certain events of default, the Company’s obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to SunTrust Bank, cross-defaults to other loan documents and other agreements with SunTrust Bank, breach of representations or warranties, covenant defaults, voluntary and involuntary bankruptcy proceedings, material money judgments, certain change of control events and other customary events of default.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

October 19, 2009	By:	David Schaeffer

Name: David Schaeffer
Title: Chief Ececutive Officer